SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 31, 2007
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02— DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
          On December 31, 2007, the Compensation Committee of the Board of Directors of Ashford Hospitality Trust, Inc. (the “Company”), upon the authority granted to the Compensation Committee by the Board of Directors, approved the adoption of the Ashford Hospitality Trust, Inc. Nonqualified Deferred Compensation Plan (the “Plan”). The effective date of the Plan is January 1, 2008. The following description of the Plan does not purport to be complete and is qualified in its entirety by the Plan as it will be filed with the United States Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K, for the year ending December 31, 2007.
          The Plan is intended to be a nonqualified deferred compensation plan that complies with the provisions of Section 409A of the Internal Revenue Code (the “Code”). The Plan provides a select group of management or highly compensated employees of the Company who are designated by the Company as being eligible to participate in the Plan and any successor thereto with the opportunity to defer the receipt of certain cash and restricted stock compensation. The obligations of the Company under the Plan will be general unsecured obligations of the Company to pay deferred compensation in the future to eligible participants in accordance with the terms of the Plan from the general assets of the Company.
          Each participant may elect to defer under the Plan a portion of his or her cash compensation and/or restricted stock units vesting under the Ashford Hospitality Trust, Inc. Amended and Restated 2003 Stock Incentive Plan that may otherwise be payable in a calendar year. A participant’s compensation deferrals are credited to the participant’s bookkeeping account maintained under the Plan. A participant may elect to have the amounts credited to his or her account indexed against one or more investment funds, solely for purposes of determining amounts payable under the Plan. The Company is not obligated to actually invest any deferred amounts in those investment options.
          With certain exceptions, deferred compensation obligations will be paid upon: (1) a fixed payment date, as elected by a participant; (2) a participant’s separation from service (including disability) with the Company or its subsidiaries; or (3) an unforeseeable emergency. A participant may generally elect that payments be made in a single sum or installments in the year specified by the participant or upon eligible retirement, disability or death. However, in the event of a separation from service for any reason other than death or disability or if the participant fails to elect a form of distribution, payments will be made in the form of a single lump sum distribution.

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 7, 2007

ASHFORD HOSPITALITY TRUST, INC.
By:	/S/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer